THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BESOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVEREGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANYAPPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF ANEXEMPTION FROM REGISTRATION UNDER SAID ACT.



                                   HELISYS, INC.


No. 3

                      Warrant to Subscribe for 300,000 Shares
                                  of Common Stock

                            STOCK SUBSCRIPTION WARRANT

                                 September 14, 1998

                          NOT TRANSFERABLE OR EXERCISABLE
                      EXCEPT UPON CONDITIONS HEREIN SPECIFIED

     THIS CERTIFIES that, for value received, VISALIA TRUST (the "Holder") is entitled to subscribe for and purchase from HELISYS, INC., a Delaware corporation (hereinafter, the "Company"), Three Hundred Thousand (300,000) shares of Common Stock (as hereinafter defined), subject to adjustment from time to time as hereinafter provided, at the price of $0.35 per share (such price from time to time subject to adjustment in accordance with Section 2 hereof and hereinafter called the "Warrant Price"), at any time or from time to time during the Term of this Warrant (as hereinafter defined). The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained and may be exercised in whole or in part.

SECTION 1. DEFINITIONS.

     For all purposes of this Warrant, the following terms shall have the meanings indicated:

     COMMON STOCK - shall mean and include the Company's authorized common stock, par value $.001 per share.

     SECURITIES ACT - the Securities Act of 1933, as amended.

     TERM OF THIS WARRANT - shall mean the period beginning on the date of initial issuance hereof and ending, subject to Section 2.4 hereof, at midnight on September 13, 2003.

     WARRANT PRICE - shall have the meaning ascribed thereto in the first paragraph of this Warrant.

     WARRANTS - this Warrant and any other Warrant or Warrants issued pursuant to the provisions of this Warrant to the original holder of this Warrant, or any transferees from such original holder or this holder.

     WARRANT SHARES - shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

SECTION 2. EXERCISE OF WARRANT.

     2.1 PROCEDURE FOR EXERCISE OF WARRANT. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its office referred to in Section 10 hereof at any time during the Term of this Warrant:
(i) the Notice of Exercise in the form attached hereto, (ii) cash or check payable to the order of the Company, or evidences of indebtedness issued to the Holder by the Company, in the amount of the purchase price, and (iii) this Warrant. Notwithstanding any provisions herein to the contrary, if the Current Market Price is greater than the Warrant Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the office of the Company referred to in Section 10 hereof, together with the Notice of Exercise, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:


                             CS = WCS X (CMP-WP)
                             -------------------
                                     CMP


Where:

     CS equals the number of shares of Common Stock to be issued to the Holder;

     WCS equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation);

     CMP equals the Current Market Price (at the date of such calculation); and

     WP equals the Warrant Price (as adjusted to the date of such calculation).


In the event of any exercise of the rights represented by this Warrant, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Common Stock may not then be actually delivered to such Holder. The Company shall, as promptly as practicable thereafter, and in any event within ten (10) business days, execute, or cause to be executed, and deliver to the Holder, or Holder's nominee, a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon the exercise hereof. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder.
If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to such Holder a new Warrant evidencing the right of such Holder to purchase the remaining shares of Common Stock covered by this Warrant. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, regardless of the name or names in which such stock certificates shall be registered.

     2.2 TRANSFER RESTRICTION LEGEND. Each certificate for Warrant Shares initially issued upon exercise of this Warrant shall bear the following legend (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless such Warrant Shares shall be registered under the Securities Act at the time of exercise:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold or offered for sale in the absence of an effective registration statement as to the securities under said Act and any applicable state securities law or the availability of an exemption from registration under said Act."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company), the securities represented thereby are not, at such time, required by law to bear such legend.

     2.3 CHARACTER OF WARRANT SHARES. All shares of Common Stock issuable upon the exercise of this Warrant shall, when so issued, be duly authorized, validly issued, and, upon payment of the exercise price, fully paid and nonassessable.

     2.4 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Warrant Price as provided in Section 2.5, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

     2.5 ADJUSTMENT OF WARRANT PRICE. The Warrant Price shall be subject to adjustment from time to time as follows:

     (i) If the Company shall at any time or from time to time during the Term of this Warrant issue shares of Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Common Stock, the Warrant Price in effect immediately prior to each such issuance or adjustment shall forthwith (except as provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing:

     (A) an amount equal to the sum of

          (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance multiplied by the Warrant Price in effect immediately prior to such issuance, plus

          (y) the consideration received by the Company upon such issuance,

     by

     (B) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately after the issuance of such Common Stock.

For the purposes of any adjustments of the Warrant Price pursuant to this clause
(i), the following provisions shall be applicable:

          (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

          (2) In the case of the issuance of Common Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors; provided, however, that such fair market value as determined by the Board of Directors shall not exceed the aggregate Current Market Price (as hereinafter defined) of the shares of Common Stock being issued.

          (3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

     (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above with the proviso in subdivision (2) being applied to the number of shares of Common Stock deliverable upon such exercise), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

     (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversions or exchanges thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above with the proviso in subdivision (2) being applied to the number of shares of Common Stock deliverable upon such conversion, exchange or exercise);

     (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

     (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

     (ii) "Excluded Stock" shall mean shares of Common Stock issued by the Company (1) as a stock dividend payable in shares of Common Stock or upon any subdivision or split-up of the outstanding shares of Common Stock; (2) upon conversion of shares of Series A Preferred Stock; (3) to employees, officers or directors of, or consultants to, the Corporation pursuant to the Company's Employee Stock Purchase Plan or the Company's Stock Incentive Plan, in each case as existing on the date hereof; or (4) to financial institutions in connection with borrowing or lease financing arrangements of the Company, provided that at least eighty percent (80%) of the entire Board of Directors approves thereof.

     (iii) If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

     (iv) If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

     (v) In case, at any time during the Term of this Warrant, the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the remainder of (x) the Current Market Price of one share of Common Stock less

(y) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect to one share of Common Stock, and of which the denominator shall be such Current Market Price.

     (vi) All calculations under this Section 2.5 shall be made to the nearest cent or to the nearest one-tenth (1/10) of a share, as the case may be.

     (vii) For the purpose of any computation pursuant to this Section 2.5, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 5(d) are available for the period required hereunder, the Current Market Price shall be mutually determined in good faith by agreement of the Board of Directors of the Company and the majority in interest of the Holders of the Warrants or, if such determination cannot be made, by a nationally recognized independent investment banking firm agreed upon by the Board of Directors of the Company and a majority in interest of the Holders of the Warrants (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

     (viii) Whenever the Warrant Price shall be adjusted as provided in
Section 2.5, the Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder of this Warrant at his address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of subsection (x) of this Section 2.5.

     (ix) Adjustments made pursuant to clauses (iii), (iv) and (v) above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

     (x) In the event the Company shall propose to take any action of the types described in clauses (iii), (iv), or (v) of this Section 2.5, the Company shall forward, at the same time and in the same manner, to the Holder of this Warrant such notice, if any, which the Company shall give to the holders of capital stock of the Company. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (xi) In any case in which the provisions of this Section 2.5 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (xii) The sale or other disposition of any Common Stock theretofore held in the treasury of the Company shall be deemed to be an issuance thereof.

     (xiii) The Company shall reserve, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares to provide for the exercise of this Warrant.

SECTION 3. OWNERSHIP.

     3.1 OWNERSHIP OF THIS WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 3.

     3.2 TRANSFER AND REPLACEMENT. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company referred to in Section 10 hereof; provided, however, that except for transfers in whole or in part to partners and other affiliates of the Holder, this Warrant shall not be transferred except if sold in its entirety. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 3, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.

SECTION 4. MERGERS, CONSOLIDATION, SALES.

     In the case of any proposed consolidation or merger of the Company with another corporation, or the proposed sale of all or substantially all of its assets to another corporation, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification. In any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder is entitled to receive.

SECTION 5.  NOTICE OF DISSOLUTION OR LIQUIDATION.

     In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 4 shall be applicable), the Company shall give notice thereof to the Holder hereof and shall make no distribution to shareholders until the expiration of thirty
(30) days from the date of mailing of the aforesaid notice and, in any case, the Holder hereof may exercise this Warrant within thirty (30) days from the date of the giving of such notice, and all rights herein granted not so exercised within such thirty-day period shall thereafter become null and void.

SECTION 6.  NOTICE OF EXTRAORDINARY DIVIDENDS.

     If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than thirty (30) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date. The provisions of this Section shall not apply to distributions made in connection with transactions covered by Section 4.

SECTION 7.  FRACTIONAL SHARES.

     Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company).

SECTION 8.  TAXES.

     The Company covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant, or any Common Stock or certificates therefor issuable upon the exercise of this Warrant.

SECTION 9.  CLOSING OF TRANSFER BOOKS.

     The right to exercise this Warrant shall not be suspended during any period while the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of the Common Stock issuable upon the exercise of this Warrant while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall be delivered forthwith upon the opening thereof, or as soon as practicable thereafter, but in any case within ten (10) business days of the exercise of this Warrant.

SECTION 10.  NOTICES.

     Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to the Holder at the address set forth on the Company's records or to such other address as shall have been furnished to the Company in writing by the Holder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, Helisys, Inc.,

Attention: President, 24015 Garnier Street, Torrance, CA 90505, or to such other address as shall have been furnished in writing to the Holder by the Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

SECTION 11.  NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY.

     This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 12.  GOVERNING LAW.

     This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the choice of law provisions thereof.

SECTION 13.  AMENDMENT.

     The Holder hereof has agreed, by his acceptance hereof, that this Warrant and any provision hereof may be changed, waived, discharged or terminated (i) by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought or (ii) if the Company obtains the written consent to such change, waiver, discharge or termination from the holder or holders of at least seventy-five percent (75%) of the Common Stock issuable pursuant to this Warrant and the other Warrants issued on the date hereof.

SECTION 14.  HEADINGS.

     The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer this 14th day of September, 1998.


                         HELISYS, INC.



                         By:   /s/ Gary S. Moskovitz
                             ---------------------------------------
                         Name:  Gary S. Moskovitz
                         Its:   President and CEO

                                      ASSIGNMENT

                       TO BE EXECUTED BY THE REGISTERED HOLDER
                            TO TRANSFER THE WITHIN WARRANT

     FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto ___________________________________________ all rights of the undersigned under and pursuant to the within Warrant to purchase _________ shares of the Common Stock of Helisys, Inc., and the undersigned does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.



                              ----------------------------------
                              [Type Name of Holder]


                              By:
                                 -------------------------------


Dated:                 , 19
       ----------------    ----

                                        NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                  NOTICE OF EXERCISE


                       TO BE EXECUTED BY THE REGISTERED HOLDER
                            TO EXERCISE THE WITHIN WARRANT


     The undersigned hereby exercises the right to purchase _____ shares of the Common Stock of Helisys, Inc., which the undersigned is entitled to purchase by the terms of the within Warrant according to the conditions thereof, and herewith makes payment of the Warrant Price of such shares in full. All shares to be issued pursuant hereto shall be issued in the name of __________________ __________________and the initial address of such person to be entered on the books of the Company shall be: _________________________. The shares are to be issued in certificates of the following denominations:


                              ----------------------------------
                              [Type Name of Holder]


                              By:
                                 -------------------------------


Dated:                 , 19
       ----------------    ----